Exhibit 99.1

Contacts:
Brad Berning
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com

Zillow Group Reports Fourth-Quarter and Full-Year 2020 Financial Results

SEATTLE — February 10, 2021 — Zillow Group, Inc. (NASDAQ:Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended and year ended December 31, 2020.

Complete financial results, and outlook for the first quarter of 2021, can be found in the company’s shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“Zillow’s strong results reflect exemplary execution and continued growth during the scary roller-coaster ride that was 2020,” said Zillow Group co-founder and CEO Rich Barton. “Many Americans who had previously dreamed of moving now have the flexibility to do so, and they flocked to Zillow in record numbers. We are investing aggressively in new technology and services to help them move. Our customers are hungry for the kind of seamless experience that we can now provide at Zillow, and we are poised to capitalize on our strong position in 2021.”

Recent highlights include:
•Consolidated fourth quarter revenue of $789 million and revenue for each segment exceeded the high end of the company’s outlook for the fourth quarter. Full-year 2020 consolidated revenue grew 22%, despite the negative impact of COVID-19 on results during the first half of 2020.
•On a GAAP basis, consolidated net income was $46 million for the fourth quarter and a net loss of $162 million for full year 2020. Segment income (loss) before income taxes was $145 million, $(67) million and $7 million for the IMT, Homes and Mortgages segments, for the fourth quarter, and $263 million, $(320) million and $5 million, for full year 2020, respectively.
•Fourth-quarter Adjusted EBITDA exceeded the high end of the company’s outlook for all three segments, resulting in consolidated Adjusted EBITDA of $170 million. Consolidated Adjusted EBITDA was $343 million for full year 2020, driven primarily by Adjusted EBITDA margin expansion in the IMT segment, along with improved Mortgages and Homes segment margins.
•Traffic to Zillow Group’s mobile apps and websites reached a fourth-quarter record of 201 million average monthly unique users, an increase of 16% year over year, driving 2.2 billion visits during the quarter, up 27% year over year. The company reported a record 9.6 billion visits for the full year 2020, up 19% year over year.
•The company exited 2020 with cash and investments of $3.9 billion.

Fourth-Quarter and Full-Year 2020 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		2019 to 2020 % Change	Year Ended December 31,		2019 to 2020 % Change
	2020	2019		2020	2019
Revenue:
Homes segment
Zillow Offers	$301,703	$603,228	(50)%	$1,710,535	$1,365,250	25%
Other (1)	2,442	—	N/A	4,840	—	N/A
Total Homes segment revenue	304,145	603,228	(50)%	1,715,375	1,365,250	26%
IMT segment:
Premier Agent	314,213	233,482	35%	1,046,954	923,876	13%
Other (2)	109,625	86,183	27%	403,278	353,020	14%
Total IMT segment revenue	423,838	319,665	33%	1,450,232	1,276,896	14%
Mortgages segment	60,969	21,054	190%	174,210	100,691	73%
Total revenue	$788,952	$943,947	(16)%	$3,339,817	$2,742,837	22%
Other Financial Data:
Segment income (loss) before income taxes:
Homes segment	$(66,621)	$(107,923)		$(320,254)	$(312,120)
IMT segment	145,369	36,221		262,984	80,060
Mortgages segment	7,305	(12,654)		4,514	(44,962)
Total segment income (loss) before income taxes	$86,053	$(84,356)		$(52,756)	$(277,022)
Net income (loss)	$46,036	$(101,210)		$(162,115)	$(305,361)
Adjusted EBITDA (3):
Homes segment	$(46,890)	$(82,525)		$(241,969)	$(241,326)
IMT segment	203,093	87,659		556,137	303,863
Mortgages segment	13,648	(8,311)		28,825	(23,653)
Total Adjusted EBITDA	$169,851	$(3,177)		$342,993	$38,884
Percentage of Revenue:
Segment income (loss) before income taxes:
Homes segment	(22)%	(18)%		(19)%	(23)%
IMT segment	34%	11%		18%	6%
Mortgages segment	12%	(60)%		3%	(45)%
Total segment income (loss) before income taxes	11%	(9)%		(2)%	(10)%
Net income (loss)	6%	(11)%		(5)%	(11)%
Adjusted EBITDA:
Homes segment	(15)%	(14)%		(14)%	(18)%
IMT segment	48%	27%		38%	24%
Mortgages segment	22%	(39)%		17%	(23)%
Total Adjusted EBITDA	22%	—%		10%	1%
(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group CEO & co-founder Rich Barton and CFO Allen Parker will host a live conference call to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed on the Quarterly Results section of Zillow Group’s investor relations website. Participants must register in advance at: https://dpregister.com/sreg/10150693/dfabe47e70 using conference ID 10150693 to receive emailed instructions. This process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business and the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of February 10, 2021, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic or other public health crises and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic and the availability and widespread distribution and use of effective vaccines; the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic, including changes in laws or regulations that limit Zillow Group’s ability to operate; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic or changes that reduce demand for Zillow Group’s products and services, lower Zillow Group’s profitability or reduce Zillow Group’s access to credit; Zillow Group’s ability to execute on strategy; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of pending or future legal proceedings, including those described in Zillow Group’s filings with the Securities and Exchange Commission, or SEC; Zillow Group’s ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments; Zillow Group’s ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; the ability of Zillow Group to operate its mortgage originations business, including the ability to obtain sufficient financing; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; Zillow Group’s ability to obtain or maintain licenses and permits to support our current and future businesses; actual or anticipated changes to our products and services; the impact of natural disasters and other catastrophic events; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Zillow Group’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, filed with the SEC and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation within this earnings release of Adjusted EBITDA in total to net income (loss) and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

▪Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
▪Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
▪Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
▪Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
▪Adjusted EBITDA does not reflect impairment costs;
▪Adjusted EBITDA does not reflect the gain (loss) on extinguishment of the 2021 Notes;
▪Adjusted EBITDA does not reflect interest expense or other income;
▪Adjusted EBITDA does not reflect income taxes; and
▪Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income (loss), and income (loss) before income taxes for each segment and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter.
As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and nearly seamless end-to-end service. Zillow Offers® buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Home Loans™, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase. Zillow recently launched Zillow Homes, Inc., a licensed brokerage entity, to streamline Zillow Offers transactions.
Zillow Group’s affiliates and subsidiaries include Zillow®, Zillow Offers®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Zillow Homes, Inc., Trulia®, Out East®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$46,036
Income tax expense	N/A	N/A	N/A	N/A	601
Income (loss) before income taxes	$(66,621)	$145,369	$7,305	$(39,416)	$46,637
Other income	—	—	(1,146)	(1,657)	(2,803)
Depreciation and amortization expense	4,114	21,973	1,967	—	28,054
Share-based compensation expense	12,319	35,751	4,375	—	52,445
Loss on extinguishment of 2021 Notes	—	—	—	4,943	4,943
Interest expense	3,298	—	1,147	36,130	40,575
Adjusted EBITDA	$(46,890)	$203,093	$13,648	$—	$169,851

	Three Months Ended December 31, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(101,210)
Income tax benefit	N/A	N/A	N/A	N/A	(458)
Income (loss) before income taxes	$(107,923)	$36,221	$(12,654)	$(17,312)	$(101,668)
Other income	—	—	(350)	(11,683)	(12,033)
Depreciation and amortization expense	3,030	19,105	1,444	—	23,579
Share-based compensation expense	11,724	32,333	2,961	—	47,018
Interest expense	10,644	—	288	28,995	39,927
Adjusted EBITDA	$(82,525)	$87,659	$(8,311)	$—	$(3,177)

	Year Ended December 31, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(162,115)
Income tax benefit	N/A	N/A	N/A	N/A	(7,523)
Income (loss) before income taxes	$(320,254)	$262,984	$4,514	$(116,882)	$(169,638)
Other income	—	(5,300)	(2,369)	(17,860)	(25,529)
Depreciation and amortization expense	13,315	89,862	6,854	—	110,031
Share-based compensation expense	48,166	134,691	14,693	—	197,550
Gain on extinguishment of 2021 Notes	—	—	—	(1,448)	(1,448)
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	16,804	—	2,233	136,190	155,227
Adjusted EBITDA	$(241,969)	$556,137	$28,825	$—	$342,993

	Year Ended December 31, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(305,361)
Income tax benefit	N/A	N/A	N/A	N/A	(4,258)
Income (loss) before income taxes	$(312,120)	$80,060	$(44,962)	$(32,597)	$(309,619)
Other income	—	—	(1,409)	(38,249)	(39,658)
Depreciation and amortization expense	8,414	73,369	5,684	—	87,467
Share-based compensation expense	32,390	150,434	16,078	—	198,902
Interest expense	29,990	—	956	70,846	101,792
Adjusted EBITDA	$(241,326)	$303,863	$(23,653)	$—	$38,884

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of the 2021 Notes, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.